UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.        )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

REDWOOD MORTGAGE INVESTORS VIII, L.P.,

a California Limited Partnership

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

The following information was included under Part I, Item 1 in the Form 10-Q for the quarter ended March 31, 2023, filed by Redwood Mortgage Investors VIII, L.P. (the “partnership”) with the Securities and Exchange Commission (the “SEC”) on May 22, 2023:

On May 19, 2023, the partnership filed a Consent Solicitation Statement pursuant to Section 14(a) of the Securities Exchange Act of 1934 with the SEC in connection with a proposed solicitation of consents from the limited partners to dissolve the partnership, liquidate its assets and wind up its affairs (the “Dissolution”) pursuant to a Plan of Dissolution (the “Plan” or “Plan of Dissolution”).

If approved by an affirmative majority of the limited partnership interests (the “Requisite Consents”), the partnership will not be immediately terminated, but will continue until its affairs have been wound up. The partnership will cease making new loans and will only engage in business activities necessary or convenient to wind-up the partnership’s business and distribute partnership assets in accordance with the Plan, the Partnership Agreement and the California Uniform Limited Partnership Act of 2008 (the “Act”).

If the Dissolution and Plan are approved by the Requisite Consents, the general partners will enter into the Plan within 15 days of the receipt of the Requisite Consents, and RMC, as manager of the partnership, will wind-up the affairs of the partnership commencing from the effective date of the Plan (the “Dissolution Date”) until the complete liquidation of the partnership’s assets and the termination of the partnership (the “Wind-Up Period”) in accordance with the Plan, the Partnership Agreement and the Act. Effective as of the Dissolution Date: (i) all limited partners, including limited partners who previously elected not to receive periodic distributions of partnership net income under Section 4.3 of the Partnership Agreement, will begin receiving quarterly distributions of the partnership’s net income (if any); and (ii) all scheduled withdrawals of limited partner capital made pursuant to Article 8 of the Partnership Agreement will terminate in favor of quarterly pro rata withdrawals to all limited partners of cash received from the liquidation of partnership assets (each, a “Capital Distribution” and collectively, the “Capital Distributions”) over the course of the Wind-Up Period and available to fund Capital Distributions.

During the Wind-Up Period, the partnership will continue to be externally managed by RMC and RMC will, in such capacity, be solely responsible for managing partnership operations. RMC will liquidate the partnership’s assets as promptly as is consistent with obtaining the current fair value thereof, which may include: (i) collecting loan payments from borrowers under existing loan terms; (ii) selling loans to third parties; (iii) selling loans to either or both general partners or their affiliates, subject to the limitations set forth in the Partnership Agreement; (iv) enforcing delinquent loans through foreclosure or negotiating settlements with the borrowers and/or any guarantors or other obligors on such loans; (v) selling any REO held by the partnership; and (vi) taking any other actions determined by RMC to be consistent with recovering the fair market value of any partnership assets and authorized in the Partnership Agreement and the Plan. RMC will continue to collect loan servicing fees, cost reimbursements, and other fees received as manager of the partnership, in addition to the Dissolution Fee (as defined below), and the general partners will continue to collect asset management fees.

Under the Partnership Agreement and Plan of Dissolution, all assets of the partnership, including proceeds from the sale of partnership assets, RMC’s repayment of the general partners’ capital deficit (i.e., the deficit restoration obligation) and the formation loan (primarily from the proceeds of the Dissolution Fee), and cash available from interest and principal payments on partnership loans will be applied and distributed in the following order of priority:

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First, to the payment of operations expense, including liabilities to professional services providers and government agencies (principally property and other taxes), fees and cost reimbursements to RMC (including the Dissolution Fee), asset management fees to the general partners, loan administration and collection costs, and such other general and administrative expenses of the partnership’s business and compliance activities and then to the payment and discharge of all of the partnership’s then current debts and liabilities to banks (and any other lenders); and

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Thereafter, quarterly, within seven (7) business days after the end of each calendar quarter, to the limited and general partners in proportion to their respective capital account balances, after taking into account income and loss allocations for the applicable calendar quarter. Quarterly net income, if any, will be distributed pro rata to all limited partners and by disbursement separate from capital distribution payments.

Under the Plan, RMC will be entitled to a quarterly dissolution fee equal to seven percent (7.0%) of each capital distribution made to the limited partners over the course of the Wind-Up Period (the “Dissolution Fee”), which Dissolution Fee will be treated as an expense of the partnership and included in the allocation of income/losses to limited partners’ capital accounts.

RMC expects to complete the wind-up activities approximately 12 to 18 months after the effective date of the Plan of Dissolution. Dissolution, however, can be an involved process which may depend on a number of factors, and some of these factors are beyond RMC’s control.

Important Additional Information and Where to Find It

On May 19, 2023, Redwood Mortgage Investors VIII, L.P. (“RMI VIII”) filed a preliminary consent solicitation statement (the “Solicitation Statement”) with the Securities and Exchange Commission (the “SEC”) requesting the consent of holders of limited partnership interests in RMI VIII (“Holders”) to authorize Redwood Mortgage Corp., as manager of the partnership, to liquidate the assets of RMI VIII and wind up its affairs (the “Dissolution”) pursuant to a Plan of Dissolution (the “Plan”). HOLDERS ARE URGED TO READ THE DEFINITIVE SOLICITATION STATEMENT WHEN AVAILABLE AND THE OTHER RELEVANT MATERIALS BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT RMI VIII, THE DISSOLUTION AND THE PLAN. The definitive Solicitation Statement, and any other documents filed by RMI VIII with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, Holders may obtain free copies of the documents filed with the SEC by RMI VIII by directing such requests to Redwood Mortgage Corp., 177 Bovet Road, Suite 520, San Mateo, CA 94402, Attention: Secretary.

Participants in the Solicitation

RMI VIII and its general partners may, under SEC rules, be deemed to be participants in the solicitation of proxies from Holders in connection with the proposed Dissolution. Information regarding RMI VIII’s general partners is contained in RMI VIII’s Annual Report on Form 10-K filed with the SEC on March 31, 2023, as well as the Solicitation Statement. Additional information regarding the participants in the solicitation of consents in respect of the proposed Dissolution and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the Solicitation Statement.

Forward-Looking Statements

Certain statements in this communication may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to a variety of matters, including, without limitation, statements regarding the anticipated timing of the Dissolution, the possibility of obtaining Holder approval of the Dissolution and the Plan of Dissolution and the anticipated timing and ability of Holders to receive liquidation proceeds pursuant to the Partnership’s Sixth Amended and Restated Limited Partnership Agreement dated July 28, 2005, as amended, and the Plan of Dissolution. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of the management of RMI VIII and are subject to significant risks and uncertainty. Holders are cautioned not to place undue reliance on any such forward-looking statements. All such forward-looking statements speak only as of the date they are made, and RMI VIII undertakes no obligation to update or revise these statements, whether as a result of new information, future events or otherwise, except as may be required by law. These forward-looking statements involve many risks and uncertainties that may cause actual results to differ materially from what may be expressed or implied in these forward-looking statements, including, without limitation, unexpected costs, charges or expenses relating to or resulting from the Dissolution; litigation or adverse judgments relating to the Dissolution; risks relating to the completion of the proposed Dissolution, including the risk that the required Holder vote might not be obtained in a timely manner or at all, or other conditions to the completion of the Dissolution not being satisfied; any changes in general economic or industry-specific conditions; and factors generally affecting the business, operations and financial condition of RMI VIII, including the information contained in the Solicitation Statement and in RMI VIII’s Annual Report on Form 10-K for the year ended December 31, 2022, subsequent Quarterly Reports on Form 10-Q and other reports and filings with the SEC.